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                                  EXHIBIT 2

                            VOTING TRUST AGREEMENT


     THIS AGREEMENT, made and entered into as of the 3rd day of October, 1990, between certain stockholders of The Oklahoma Publishing Company, a corporation organized and existing under the laws of the State of Delaware, whose names are hereto subscribed (collectively "Stockholders"), and Edward L. Gaylord, Edith Gaylord Harper, Christine Gaylord Everest, Edward K. Gaylord II, Donald C. Dickinson and Martin C. Dickinson (collectively "Voting Trustees" or "Trustees").

     WHEREAS the parties hereto deem it necessary and advisable, and for their best interests and for the best interests of The Oklahoma Publishing Company ("Corporation"), in order to secure continuity and stability of policy and management, that a Voting Trust be created pursuant to Section 218 of the Delaware General Corporation Law; and

     WHEREAS, the Voting Trustees have consented to act under this Agreement for the purposes herein provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the several parties hereto mutually covenant and agree as follows:



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     1. Transfer of Stock to Voting Trustees. After receiving notice of the approval required under Section 24 of this Agreement, the Stockholders shall forthwith endorse in blank and assign and deliver or cause to be assigned and delivered to the Voting Trustees the certificate or certificates for the number of shares of capital stock of the Corporation, consisting of shares of common stock, $.25 per value ("Common Stock"), and/or Class B common stock, $.25 per value ("Class B Common Stock"), set forth opposite their respective signatures and shall do all things necessary in order to secure the transfer of such number of shares to the Trustees on the books of the Corporation.

     The Voting Trustees shall hold the said shares so transferred to them for the common benefit of the Stockholders, under the terms and conditions set forth herein.

     The Voting Trustees shall surrender to the proper officers of the Corporation for cancellation all certificates of stock which shall be assigned and delivered to them and in their stead shall procure new certificates to be issued to them as Voting Trustees under this Agreement.

     Notwithstanding any change in the Voting Trustees, the certificate or certificates for the shares of the stock of the Corporation standing in the name of the Voting Trustees may be endorsed and transferred by the then Voting Trustees or any


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successor Voting Trustees with the same effect as if endorsed and transferred by the Voting Trustees who have ceased to act. The Voting Trustees are authorized and empowered to cause further transfers to be made of said shares of stock which are necessary or desirable through the occurrence of any change of persons holding the office of Voting Trustees hereunder.

     2. Issuance of Trust Certificates. The Voting Trustees shall issue and deliver or cause to be issued and delivered to each Stockholder voting trust certificates ("trust certificates") for the number of shares represented by the certificates of stock transferred or caused to be transferred to the Voting Trustees by each such Stockholder. Each said trust certificate shall state that it is issued under this Agreement and shall state the number of shares of stock for which it was issued.

     The trust certificate shall be substantially in the following form:

                            VOTING TRUST CERTIFICATE


               This is to certify that the undersigned Trustees have received a certificate or certificates issued in the name of ____________, evidencing the ownership of ________________ shares of [Class B Common Stock] [Common Stock], ($.25) par value, of [The Oklahoma Publishing Company, a Delaware corporation] [name of subsidiary or affiliate], and that such shares are held subject to all the terms and conditions of that certain agreement, dated as of ______________, 1990, by and between

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          Edward L. Gaylord, Edith Gaylord Harper, Christine Gaylord Everest,
          Edward K. Gaylord II, Donald C. Dickinson and Martin C. Dickinson, as Trustees, and certain shareholders of The Oklahoma Publishing Company. During the period of ten (10) years from and after ___________, the said Trustees or their successors shall, as provided in said agreement, possess and be entitled to exercise the vote and otherwise represent all of the said shares for all purposes, being agreed that no voting right shall pass to the holder hereof by virtue of the ownership of this certificate.

               Upon the termination of said Trust, this certificate shall be surrendered to the Trustees by the holder hereof upon delivery to such holder of a stock certificate representing a like number of shares.

               IN WITNESS WHEREOF, the undersigned Trustees have executed this certificate as of the ___ day of______.

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------

                                                     ---------------------------
                                                     Trustees


     3. Transfer of Additional Stock. Should the registered holders of trust certificates issued hereunder desire to deposit additional shares of capital stock of the Corporation under and subject to the terms of this Agreement, they may do so by assigning and delivering the additional shares of stock in the


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manner prescribed in Section 1 above and the Voting Trustees shall thereupon issue a trust certificate therefor in the manner and form prescribed in Section 2 above.

     4. Withdrawal of Stock. Upon written consent of at least 60% of the Voting Trustees, any registered holder of trust certificates issued hereunder may transfer to the Voting Trustees the trust certificates held by such holder and, in exchange therefor, the Voting Trustees shall assign and deliver or cause to be assigned and delivered to such holder the number of shares of stock represented by the surrendered trust certificates.

     5. Appointment of Trustees. The Stockholders hereby appoint the Trustees to serve as the voting trustees of the Voting Trust. The Trustees hereby accept their appointment as Trustees of the Voting Trust and, in voting the shares of capital stock or otherwise performing their duties and responsibilities with respect to the Trust, shall act in good faith and faithfully exercise their judgments in the best interests of the Stockholders and the Corporation to the end that its affairs are properly managed.

     6. Compensation. The Trustees shall not be entitled to receive any compensation for duties performed in respect of the Trust.


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     7. Powers Of Voting Trustees. So long as any trust certificates are outstanding and all shares of stock held by the Voting Trustees have not been delivered to the holders of trust certificates under this Agreement, the Voting Trustees, in their unrestricted discretion, in person, or by their nominees agents, attorneys in fact, or proxies, shall possess in respect of any and all such shares of stock held by them hereunder, and shall be entitled to exercised, all powers of absolute owners of such stock, including the full and unqualified right and power to vote the shares of stock held by them in accordance with the provisions in the Certificate of Incorporation and By-Laws of the Corporation, as the same may be amended, to consent to any lawful corporate act of the Corporation and to waive any notice to stockholders of any meeting of the Corporation, except as such right is specifically limited by the terms of this Agreement. The right of the Voting Trustees to vote shall include the right to vote for the election of directors and in favor of or in opposition to any resolution or proposed action of any character whatsoever which may be presented at any meeting or otherwise require the consent of stockholders of the Corporation. The Voting Trustees may vote for the election of Trustees as directors and corporate officers of the Corporation. it is expressly understood and agreed that the stockholders shall not have any


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right in respect of any stock held by the Trustees to take part in, consent to, or in any way control or limit any action be taken by stockholders of the Corporation.

     8. Rights of Voting Trustees. The Voting Trustees herein appointed, and their successors, from time to time, may be parties to this Agreement as Stockholders and to the extent of shares of stock deposited hereunder by them, shall be entitled in all respects to the same rights and benefits as other Stockholders. Each Voting Trustee may in his individual capacity and for his own accounts, buy, sell or deal in shares of stock of the Corporation and trust certificates, subject, as the case may be, to the restrictions set forth in the Certificate of Incorporation and By-Laws of the Corporation as the same may be amended.

     Any Voting Trustee may be a stockholder, director or officer of the Corporation, of any subsidiary, or of any affiliated corporation, or may contract with or be or become pecuniarily interested, directly or indirectly, in any matter or transaction in which the Corporation, any subsidiary or any controlled or affiliated corporation may be a party, or in which it may be concerned, as fully and freely as though such Voting Trustee were not a Voting Trustee.


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     9. Voting Trustees to Keep Records. The Voting Trustees shall keep a list of the shares of stock transferred to them and shall also keep a record of all trust certificates issued or transferred on their books. Such record shall contain the names and addresses of the trust certificate holders and the number of shares represented by each such trust certificate. Such list and record shall be open at all reasonable times to the inspection of trust certificate holders.

     10. Assignability of Trust Certificates. The trust certificates, when duly endorsed, shall be transferable; provided, however, that any transfer thereof shall be subject to the same restrictions, limitations and provisions contained in the Certificate of Incorporation or By-Laws of the Corporation, as the same may be amended, which are applicable to the sale, transfer or other assignment of the stock of the Corporation. Upon an authorized transfer of any trust certificate, the Voting Trustees shall, upon surrender of the trust certificate by the transferee, issue a new certificate to the transferee and register the transferee on their records. Thereafter, the transferee shall succeed to all of the rights hereunder of the transferor, and shall be bound by the terms of this Agreement and be deemed a Stockholder to the same extent as if such transferee had subscribed thereto.


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     In the event a trust certificate is purchased or otherwise transferred to the Corporation, pursuant to its right of first refusal as provided in the By-Laws of the Corporation or otherwise, the Voting Trustees, upon presentation of the trust certificate properly endorsed, shall cause a new trust certificate to be issued in the name of the Corporation, unless at the time of presentation, the Corporation notifies the Trustees in writing that it elects, in lieu thereof, to receive the number of shares of its stock represented by the trust certificate surrendered, in which event the Trustees shall cause the certificate for the shares of stock to be transferred to the Corporation, Section 4 hereof notwithstanding.

     11. Cash Dividends. The holders of trust certificates shall be entitled, subject as hereinafter provided, to receive from time to time payments equal to the cash dividends, if any, received by the Voting Trustees from the Corporation upon the number of shares of stock represented by trust certificates. The Voting Trustees may from time to time by written notice to the Corporation instruct the Corporation to pay the amount of any cash dividends upon the shares of stock held by the Voting Trustees hereunder to which the Voting Trustees from time to time become entitled directly to the holders of the outstanding trust certificates, payments in respect of each such dividend to be made to the

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holders according to their respective interest in outstanding trust certificates registered as such at the close of business on the record date as fixed by the Corporation for the determination of the holders of stock entitled to receive such dividends. Before paying over, or causing the Corporation to pay over, to any trust certificate holder the amount of any cash dividend payable to such holder as provided in this Section 11, the Voting Trustees shall be entitled to deduct, or cause the Corporation to deduct from the dividend so payable, the amount of any expenses and charges incurred by the Voting Trustees in connection with carrying out the terms of this Agreement, and also the amount of any taxes imposed on the stock in respect of which such dividend is payable, or upon such dividend which the Voting Trustees may have been required or permitted to pay thereon, or withhold therefrom, under any present or future law of the United States or of any state, county, municipality, or other taxing authority.

     12. Stock and Other Non-Cash Distributions. In the event the Voting Trustees shall receive, as a dividend or distribution upon the stock held by them hereunder, any shares of stock of the Corporation or any shares of capital stock of any subsidiary or affiliate of the Corporation, such as by reason of spin-off, split-off, merger, reorganization or recapitalization, they shall hold such shares subject to this Agreement and shall issue trust

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

certificates in respect of such shares to the holders of outstanding trust certificates of record at the close of business on the date fixed by the Corporation for the determination of the holders of stock entitled to receive such dividend, in proportion to their respective interests.

     In the event the Voting Trustees shall receive, as a dividend or distribution upon the shares held by them hereunder, any other stock or any property (except cash), they shall assign and deliver or cause to be assigned and delivered such shares or property, as the case may be, to the holders of outstanding trust certificates of record at the close of business on the date fixed by the Corporation for the determination of stock entitled to receive such dividend or distribution, in proportion to their respective interests.

     13. Subscription Rights. In the event any securities (including within such term stock) shall be offered for subscription to stockholders, the Voting Trustees shall promptly mail a copy of such notice to each trust certificate holder of record on such date as fixed by the Corporation as the record date for the determination of the holders of stock entitled to subscribe to such securities. Upon receipt by the Voting Trustees, at least five days prior to the last date fixed by the Corporation for subscription and payment, of a request from any


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

registered holder of a trust certificate to subscribe in his behalf together with the amount of money required to pay for such securities (not in excess of the amount subscribable in respect of the shares represented by the trust certificate held by such certificate holder), the Voting Trustees shall make such subscription and payment. Upon receiving from the Corporation the certificate for the securities so subscribed for, the Voting Trustees shall issue to such holders a trust certificate in respect thereof if the subscription is for stock, or is for securities convertible, exchangeable or exercisable into stock, of the same nature as that described in the first paragraph of Section 12 above; but if the subscription is for securities other than stock described in said paragraph or is for securities convertible, exchangeable or exercisable other than into such stock, the Voting Trustees shall deliver the same to the trust certificate holder in whose behalf the subscription is made. In the event any subscription rights are not exercised by any of the trust certificate holders entitled thereto, the Voting Trustees, to the extent permitted by the terms of such offer, may subscribe and pay for the new securities on behalf of any other trust certificate holder or holders desiring the same and complying with the above provisions to the extent permitted by the Certificate of


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Incorporation and By-Laws of the Corporation, as the same may be amended.

     14. Removal of Voting Trustees. In the event of the permanent physical or mental disability or incapacity of a Voting Trustee, such Voting Trustee, after being given ten (10) days prior written notice, may be removed upon the unanimous vote of the other Voting Trustees or upon the affirmative vote of at least 75% of the aggregate number of votes attributable to the shares of stock represented by outstanding trust certificates. For purposes of this Section 14, permanent disability or incapacity shall mean a disability or incapacity which renders the Voting Trustee incapable of carrying out his or her duties under this Agreement continuously for a period exceeding sixty (60) days. As a condition to the removal of a Voting Trustee by the remaining Voting Trustees in accordance with this Section 14, the remaining Voting Trustees shall have first received a certification of the disability of the Voting Trustee to be removed from a qualified medical doctor selected by such remaining Voting Trustees. The required vote of trust certificate holders in favor of removal of a Voting Trustee shall be conclusive whether or not receipt of any certification from a qualified medical doctor is obtained.

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     15. Replacement of Voting Trustees. In the event of death, resignation or removal for any reason of one or more of Edward L. Gaylord and Edith Gaylord Harper, the Stockholders hereby appoint, in the following order of designation, Mary I. Gaylord, P.O. Box 100, Simpsonville, Kentucky 40067, and Louise Gaylord Bennett, 1604 Dorchester Drive, Oklahoma City, Oklahoma 73120, each as a successor Trustee to fill the vacancy or vacancies thereby created. Should Mary
I. Gaylord and Louise Gaylord Bennett, or either of them, decline appointment or otherwise fail to qualify as a Voting Trustee hereunder, or in the event of death, resignation or removal for any reason of any other Voting Trustee, the remaining Voting Trustees are authorized to name, by an instrument in writing signed by a majority thereof, a successor Trustee to fill the vacancy thereby created. The remaining Voting Trustees are not required, however, to name a successor Trustee unless (a) the number of Voting Trustees is fewer than four
(4), or (b) the composition of the remaining Voting Trustees would require approval of the Federal Communications Commission ("FCC"); in either of which events a successor or successors shall be named to fill such vacancies as will result in (y) the Voting Trustees being at least four (4) in number, and (z) a composition which does not require FCC approval. Any successor Voting Trustee named hereunder must, at the time of acceptance of appointment, be a

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"Qualified Person" within the meaning of the Certificate of Incorporation, as amended, so long as such term is contained in said Certificate.

     In the event the Trustees are required or otherwise undertake as hereinabove provided to fill a vacancy in the office of Trustee held by Donald C. Dickinson, Martin C. Dickinson, or their respective successors, the remaining Trustees in filling such vacancy shall give preference to a Qualified Person who is nominated in writing by the trust certificate holders representing at least 50% of the aggregate number of votes attributable to shares of stock of the Corporation represented by all of the trust certificates held by the members of the Dickinson family group.

     In the event the Trustees are required or otherwise undertake as hereinabove provided to fill a vacancy in the office of Trustee held by Edward
L. Gaylord, Edith Gaylord Harper, Christine G. Everest, Edward K. Gaylord II, or their respective successors, the remaining Trustees in filling such vacancy shall give preference to a Qualified Person who is nominated in writing by the trust certificate holders representing at least 50% of the aggregate number of votes attributable to shares of stock of the Corporation represented by all of the trust certificates held by the members of the Gaylord family group.


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     All nominations shall be in writing and delivered to the Trustees within fifteen (15) days after the date of notice by the Trustees of a vacancy to the members of the particular family group entitled to nominate a successor Trustee.

     Opposite each of their signatures, Stockholders are designated as belonging to either the Dickinson family group or the Gaylord family group. Their transferees will be deemed members of the family group to which their transferor belonged.

     16. Meeting of Trustees. At any meeting of the Voting Trustees, any Voting Trustee may vote in person or by proxy given to any other Voting Trustee. All meetings of the Voting Trustees shall be held at such place or places or by telephone conference as the Voting Trustees shall from time to time determine. Any one or more Voting Trustees may participate in a meeting by means of conference telephone or similar communications equipment on which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting. A special meeting may be called by any Voting Trustee upon ten (10) days written notice to the other Voting Trustees.

     17. Action by Voting Trustees. The action of at least 60% of the Voting Trustees in office expressed from time to time at a meeting of the Voting Trustees or by written consent without a


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meeting shall constitute the action of the Voting Trustees and shall have the same effect as though assented by all. The Voting Trustees may vote by proxy at any meeting of the Corporation provided such proxy be signed by at least 60% of the Voting Trustees in office.

     18. Reimbursement of Expenses; Indemnification. The Voting Trustees shall be entitled to be fully indemnified out of dividends declared by the Corporation for all costs, charges, expenses, and other liabilities properly incurred in the administration of the trust or in the exercise of any power conferred upon them by this Agreement, and for all loss or damage which they may sustain or be put to by reason of anything they may lawfully do in the execution of the Trust and their duties hereunder.

     19. Limitation of Liability. The Voting Trustees assume no responsibility in respect of any action taken by them or by any agent designated or employed by them or taken in pursuance of their consent thereto or in pursuance of their votes, and no voting Trustee, whether or not acting under the advice of counsel, shall incur or be under any responsibility or liability as a Stockholder, Trustee, fiduciary, or otherwise, by reason of any error of law, fact or judgment, or of any matter or thing done or



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suffered or omitted to be done under this Agreement, except for such Trustee's actual fraud or willful malfeasance. The Voting Trustees shall be protected in acting upon any certificate for stock, trust certificate, or other paper or document, believed by them or any of them in good faith to be genuine and to have been signed by the proper party or parties.

     Without limiting the foregoing, the Voting Trustees may consult with legal counsel and any action under this Agreement taken or suffered in good faith by them in accordance with the opinion of such counsel shall be conclusive upon the parties hereto, and the Trustees shall be presumptively relieved of liability and fully protected in respect thereof.

     20. Term. The Trust hereby created shall continue for a period of ten years from the date hereof unless terminated at an earlier date in accordance with the provisions hereof; provided that at any time within two years prior to the date of the expiration of this Agreement, or any extension thereof, one or more of the trust certificate holders may, by agreement in writing, and with the written consent of the Voting Trustee, extend the duration this Agreement for an additional period not to exceed ten years; provided, that no such agreement shall affect the rights or obligations of persons not parties thereto. This Agreement or any extension thereof may be terminated at any time

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

upon the delivery to the Voting Trustees and to the Corporation of copies of an instrument or instruments so directing, executed in duplicate by the holders of trust certificates representing not less than seventy-five percent (75%) of the aggregate number of votes attributable to shares of stock of the Corporation represented by all of the trust certificates then outstanding hereunder.

     21. Surrender of Stock Certificates on Termination. The voting Trustees promptly after the termination of this Agreement shall deliver or cause to be delivered to the holders of record of trust certificates, stock certificates representing the number of shares of stock in respect of which such trust certificates were issued, upon the surrender thereof properly endorsed, and in the event of any extension of this Agreement to which any trust certificate holders have not assented, the Voting Trustees shall promptly deliver to such trust certificate holders, stock certificates representing the number of shares of stock in respect of which said trust certificates were issued upon the surrender thereof of trust certificates properly endorsed.

     22. Transfer Taxes. In the event any stamp or other tax is required to be paid upon the transfer of trust certificates, or upon the issuance of stock upon the surrender of the trust

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

certificates, the Voting Trustees may require its payment before effecting the transfer.

     23. No Termination Upon Change in Character of Trust Res. In the event that the Certificate of Incorporation no longer authorizes Class B Common Stock or any other class of capital stock due to operation of law, action by the stockholders or directors of the Corporation, or for any other reason, this Agreement shall nevertheless continue in full force and effect, and the Voting Trustees shall hold the shares of said stock regardless of any change in rights, characteristics or privileges of such stock, or any shares issued in exchange for the Class B Common Stock or any other class of capital stock, under the terms of the then Certificate of Incorporation and By-Laws, as then in effect.

     24. FCC Consent. It is specifically understood and agreed that the consummation of this Agreement and the creation of the Voting Trust hereunder, shall be in all respects subject to the prior approval of the FCC. Within sixty
(60) days after the execution of this Agreement, the Voting Trustees and the Stockholders shall join in and file with the FCC the necessary transfer application requesting its written consent to the transfer of control of the capital stock to the Voting Trustees,

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

and they shall prosecute such application with all reasonable diligence and otherwise cooperate with each other and use their best efforts to obtain the requisite consent and approval promptly. The Voting Trustees shall promptly notify the Stockholders in writing of the issuance of such consent and approval. Any FCC grant fees and filing fees shall be paid by Stockholders. If, following creation of the Voting Trust hereunder, it is determined that any action, transaction or event required or permitted pursuant to this Agreement, including, without limitation, the termination of this Agreement, shall require the prior written consent of the FCC, such action, transaction or event shall not be taken, be consummated or become effective until any such necessary FCC consent is first obtained as provided herein.

     25. Construction. The Voting Trustees are authorized and empowered to construe this Agreement, and their construction made in good faith shall be conclusive and final upon all trust certificate holders.

     This Agreement shall be construed solely as an agreement between the parties hereto, and solely affecting and relating to the Voting Trustees and trust certificate holders, and no other person shall have any rights whatsoever hereunder.

     26. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto, and each and all of the heirs, executors, administrators, devisees, trustees and assigns of said parties, and each of them, but nothing herein contained shall be construed to create a partnership between any of the parties hereto.

     27. Amendment of Agreement. This Agreement may be amended, altered or modified by an affirmative vote of at least 60% of the Voting Trustees. If in the opinion of at least 60% of the Voting Trustees (which shall be conclusive) any such amendment, alteration or modification will materially adversely affect the rights of the holders of trust certificates, the Voting Trustees shall notify the registered holders of all trust certificates outstanding hereunder at the addresses shown on the Voting Trustees' records of the nature of such amendment, alteration or modification not less than fifteen (15) days prior to the date on which it is proposed that such amendment, alteration or modification is to become effective, and such amendment, alteration or modification shall not become effective if at or prior to said date, the holders of trust certificates representing more than fifty percent (50%) of the aggregate number of votes attributable to shares of stock of the Corporation represented by

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

all of the trust certificates then outstanding hereunder, shall in writing advise the Voting Trustees of their objection thereto.

     28. Notices.

     a. Voting Trustees. Any notice, demand or request to the Voting Trustees required or permitted to be given under this Agreement shall be sufficient if addressed to the Voting Trustees at 500 North Broadway, Post Office Box 25125, Oklahoma City, Oklahoma 73125 (or such other address as the Voting Trustees may designate for receipt of notices) and if deposited, postage prepaid, into the United States mails, or given by telex, facsimile or personal delivery. Any such notice, demand or request shall be effective only upon its actual receipt by the Voting Trustees. Any notice to a Voting Trustee from another Voting Trustee shall be sufficient if addressed to the Voting Trustee at the address as set forth opposite such Trustee's signature and if deposited, postage prepaid, into the United States mails or given by telex, facsimile or personal delivery. Any such notice shall be effective upon the date of mailing or transmission, whether or not received.

     b. Certificate Holders. Any notice to trust certificate holders shall be sufficient hereunder if addressed to such trust certificate holders at their respective addresses

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

appearing on the transfer books of the Voting Trustees, and if deposited, postage prepaid, into the United States mails, or given by telex, facsimile or personal delivery. Every notice so given shall be effective whether or not received, and the date of mailing or other transmission shall be the date such notice is deemed given for all purposes.

     c. Corporation. Any notice given to the Corporation hereunder shall be sufficient if addressed to the Corporation and sent by certified mail, return receipt requested, as follows:

                  The Oklahoma Publishing Company
                  500 North Broadway
                  Oklahoma City, Oklahoma 73160
                  Attention: Secretary

or to such other address as the Corporation may designate by notice in writing to the Voting Trustees; provided however, that any notice receipted for by any executive officer of the Corporation shall be deemed sufficient.

     29. Counterparts This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

     30. Filing and Inspection. This Agreement shall be on file at the offices of the Voting Trustees and copies thereof shall be

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

filed with the Corporation at its principal offices at 500 North Broadway, Oklahoma City, Oklahoma, and in the Corporation's registered office in the State of Delaware, at which places, upon reasonable notice, they shall be open for inspection by any stockholder of the Corporation and by any beneficiary of the Trust created under this Agreement daily during business hours.

     31. Severability. The invalidity of any term or provision of this Agreement shall not affect the validity of the remainder of this Agreement.

     32. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

     33. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     34. Headings. The headings of the sections of this Agreement are inserted as a matter of convenience and for reference only and shall not be deemed to define the scope or intent of any section thereof.

     IN WITNESS WHEREOF, the undersigned Stockholders and the Trustees have executed this Agreement as of the day and year first above written.

                                  STOCKHOLDERS
                                       OF
                         THE OKLAHOMA PUBLISHING C0MPANY


                                    CLASS B
                                    COMMON                     COMMON
STOCKHOLDER                         STOCK                      STOCK               FAMILY GROUP
--------------------------          ------------               ------------        ------------
/s/ Thelma F. Gaylord                    649,751                    669,751           Gaylord
--------------------------          ------------               ------------        ------------



/s/ Edward L. Gaylord                    522,375                  7,000,000          Gaylord
--------------------------          ------------               ------------        ------------


/s/ Edward L. Gaylord,                10,500,000                                     Gaylord
--------------------------          ------------               ------------        ------------
Trustee, Edward L. Gaylord
Rev. Trust

/s/ Edward L. Gaylord,                 1,818,232                  1,818,231          Gaylord
--------------------------          ------------               ------------        ------------
Trustee,  Mary I. Gaylord,
Revocable Living Trust of
1985

/s/ Edward K. Gaylord II               2,240,744                  1,798,626          Gaylord
--------------------------          ------------               ------------        ------------



/s/ Louise Gaylord Bennett             1,821,561                  1,851,560          Gaylord
--------------------------          ------------               ------------        ------------

                                         CLASS B
                                         COMMON                     COMMON
STOCKHOLDER                              STOCK                      STOCK         FAMILY GROUP
-----------                              -----                      -----         ------------

 /s/ Christine Gaylord Everest           1,826,183                 1,822,655         Gaylord
-------------------------------         -----------               -----------       ----------

 /s/ Christine G. Everest,                   4,284                     5,460         Gaylord
-------------------------------         -----------               -----------       ----------
Cust., Mary Christine Everest

/s/ Christine G. Everest,                    4,284                     5,460         Gaylord
-------------------------------         -----------               -----------       ----------
Cust., James Christopher
Everest

/s/ Christine G. Everest,                    4,284                     5,460         Gaylord
-------------------------------         -----------               -----------       ----------
Cust., Tricia Louise Everest

/s/ James R. Everest                         8,568                     8,568         Gaylord
-------------------------------         -----------               -----------       ----------

/s/ Edith Gaylord Harper                 4,000,000                 2,750,000         Gaylord
-------------------------------         -----------               -----------       ----------

/s/ Martin C. Dickinson                    259,060                   246,312         Dickinson
-------------------------------         -----------               -----------       ----------

/s/ Elizabeth Dickinson                    128,520                   128,520         Dickinson
-------------------------------         -----------               -----------       ----------
Smoyer

/s/ Walter J. and Elizabeth                128,520                   128,520         Dickinson
-------------------------------         -----------               -----------       ----------
D. Smoyer as Jnt.  Tenants

/s/ Donald C. Dickinson,                 2,347,320                 2,340,230         Dickinson
-------------------------------         -----------               -----------       ----------
Trustee of Dickinson Trust

                                         CLASS B
                                         COMMON                     COMMON
STOCKHOLDER                              STOCK                      STOCK         FAMILY GROUP
-----------                              -----                      -----         ------------

/s/ John R. Henkel, Trustee              2,656,354                2,179,098         Dickinson
-------------------------------         -----------              -----------        ----------
Dorothy L. Root Liv. Tr.

/s/ John R. Henkel, Trustee                    -0-                  268,756         Dickinson
-------------------------------         -----------              -----------        ----------
Charles R. Root, Jr.

/s/ Rebecca E. Dickinson                     3,950                      -0-         Dickinson
-------------------------------         -----------              -----------        ----------

/s/ Janet L. Rollins, Trustee              671,731                  671,731         Dickinson
-------------------------------         -----------              -----------        ----------
of Janet L. Rollins 1986 Tr.
U/T/D 8/13/86

/s/ Leon J. Fairbanks                      579,981                  528,596         Dickinson
-------------------------------         -----------              -----------        ----------

/s/ Faith Fairbanks                         55,500                   65,600         Dickinson
-------------------------------         -----------              -----------        ----------
Friedlander


/s/ David M. Friedlander                      428                      428          Dickinson
-------------------------------         -----------              -----------        ----------

                                 VOTING TRUSTEES

TRUSTEE                                   ADDRESS
-------------------------------           ------------------------------------
/s/ Edward L. Gaylord                     1506 Dorchester Dr.
-------------------------------           ------------------------------------
Edward L. Gaylord                         Oklahoma City, OK 73120
-------------------------------           ------------------------------------

                                          ------------------------------------

/s/ Edith Gaylord Harper                  1701 Bedford Drive
-------------------------------           ------------------------------------
Edith Gaylord Harper                      Oklahoma City, OK 73116
-------------------------------           ------------------------------------

                                          ------------------------------------

/s/ Christine Gaylord Everest             6608 N. Pennsylvania Ave.
-------------------------------           ------------------------------------
Christine Gaylord Everest                 Oklahoma City, OK 73116
-------------------------------           ------------------------------------

                                          ------------------------------------

/s/ Edward K. Gaylord II                  Route 8, Box 104B
-------------------------------           ------------------------------------
Edward K. Gaylord II                      Guthrie, OK 73044
-------------------------------           ------------------------------------

                                          ------------------------------------

/s/ Donald C. Dickinson                   P.O. Box  808
-------------------------------           ------------------------------------
Donald C. Dickinson                       Rancho Santa Fe, CA 92067
-------------------------------           ------------------------------------

                                          ------------------------------------

/s/ Martin C. Dickinson                   605 Gage Drive
-------------------------------           ------------------------------------
Martin C. Dickinson                       San Diego, CA 92106
-------------------------------           ------------------------------------

                                          ------------------------------------

                    Amendment No. 1 to Voting Trust Agreement

     WHEREAS The Oklahoma Publishing Company (to be renamed "Gaylord Entertainment Company," the "Company"), a corporation organized and existing under the laws of the State of Delaware, pursuant to a plan of reorganization has proposed to cause, among other things, the following actions to occur: (i) transferring certain of its assets and associated liabilities to OPUBCO, Inc. (to be renamed "The Oklahoma Publishing Company," "OPUBCO"), a newly formed subsidiary of the Company, (ii) distributing pro rata all of the outstanding capital stock of OPUBCO to the Company's stockholders, and (iii) recapitalizing the Company's capital stock such that the then holders of the Company's outstanding capital stock will receive one share of Class B Common Stock in exchange for each three shares of capital stock (collectively, the "Reorganization");

     WHEREAS following the Reorganization, the Voting Trustees will, pursuant to Section 12 of the Voting Trust Agreement, dated as of the 3rd day of October, 1990 (the "Agreement"), hold on behalf of the Stockholders, stock of two issuers, the Company and OPUBCO; and

     WHEREAS the parties to the Agreement, deem it advisable and appropriate to amend the Agreement in light of the Reorganization;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the several parties hereto mutually agree to the following amendments to the Agreement set forth below:


     1. All references to the "Corporation" used herein and in the Agreement shall mean the Company, OPUBCO and/or any other corporation of which the Voting Trustees hold shares of such corporation's capital stock pursuant to Section 12 of this Agreement, as applicable.

     2. Section 2. In the seventh line of paragraph 1 of Section 2, after the words "shall state the," the following shall be added:

     "issuer, class and"

     3. Section 7. In the eighth line of Section 7 after the words "entitled to exercise," the following shall be added:

     "except for the right to sell, transfer or assign such stock,"

     4. Section 10. The heading and the first paragraph of Section 10 shall be deleted and replaced by the following:

     "10. Transfer Restrictions on Trust Certificates. The trust certificates representing stock may not be transferred, either by sale, assignment, gift, be-quest, appointment, or otherwise, except to a Permitted Transferee, as such term is defined in the Certificate of

Incorporation of the applicable Corporation; provided that, prior to the transfer to a Permitted Transferee, the trust certificate holder shall provide written notice to the Voting Trustees of such proposed transfer. The trust certificate may not be transferred to the Permitted Transferee if, within 10 days after the written notice is provided to the Voting Trustees, at least 60% of the Voting Trustees object, in their sole discretion, to such transfer and notify, in writing, the proposed transferor of such objection. All transfers of trust certificates shall, in addition be subject to such Permitted Transferees entering into and becoming a party to this Agreement and to any additional restrictions, limitations and provisions contained in the Certificate of Incorporation or By-Laws of the applicable Corporation, as the same may be amended from time to time, which are applicable to the sale, transfer or other assignment of the stock of such Corporation. Upon an authorized transfer of any trust certificate to a Permitted Transferee, the Voting Trustees shall, upon surrender of the trust certificate, duly endorsed by the transferor thereof to the Permitted Transferee, issue a new certificate to the Permitted Transferee and register the Permitted Transferee on their records. Thereafter, the Permitted Transferee shall succeed to all of the rights hereunder of the transferor, and shall be bound by the terms of this Agreement and be deemed a Stockholder to the same extent as if such Permitted Transferee had subscribed thereto. The determination of whether a trust certificate has been validly transferred and whether the transferee is a Permitted Transferee shall be at the sole discretion of the Voting Trustees."


     5. Section 14. In the seventh line of Section 14, after the word "stock," the following shall be added:

     "of each Corporation the stock of which is represented by outstanding trust certificates"

     6. Section 15. (a) In the eighth line of paragraph 2 of Section 15, after the words "shares of stock of" the words "the Corporation" shall be deleted and the following shall be added:

     "each Corporation the stock of which is represented by outstanding trust certificates"

     (b) In the eighth line of paragraph 3 of Section 15, after the words "shares of stock of," the words "the Corporation" shall be deleted and the following shall be added:

     "each Corporation the stock of which is represented by trust certificates"

     7. Section 18. The following, new paragraph shall be added after the first paragraph in Section 18.

     "All indemnification and reimbursement of expenses hereunder shall be allocated pro rata among the Stockholders, based upon the cash dividends allocable to shares beneficially owned by such Stockholders in each Corporation the stock of which is represented by trust certificates; provided, however, that if an indemnification and/or reimbursement expense is attributable to actions taken or not taken by the Voting Trustees in respect of the stock of a particular Corporation, then such reimbursement shall be the exclusive responsibility of Stockholders of such Corporation, on a pro rata basis. The allocation of reimbursement for expenses and indemnification shall be at the sole discretion of the Voting Trustees."

     8. Section 20. In the sixteenth line of Section 20, after the words "shares of stock of," the words "the Corporation" shall be deleted and the following shall be added:

     "each Corporation the stock of which is represented by trust certificates"

     9. Section 27. In the sixteenth line of Section 27, after the words "shares of stock of," the words

"the Corporation" shall be deleted and the following shall be added:

     "each Corporation the stock of which is represented by trust certificates"

     10. Section 28. (a) The fourth and fifth lines of Section 28 a. shall be deleted and replaced by the following:

     "at 9000 North Broadway, Oklahoma City, Oklahoma 73114 (or such other address as the Voting Trustees may"

     (b) Section 28 c. shall be deleted and replaced with the following:

     c. OPUBCO and the Company. Any notice given to OPUBCO hereunder shall be sufficient if addressed to OPUBCO and sent by certified mail, return receipt re-quested, as follows:

               The Oklahoma Publishing Company
               9000 North Broadway
               Oklahoma City, Oklahoma 73114
               Attention: Secretary

     Any notice given to the Company hereunder shall be sufficient if addressed to the Company and sent by certified mail, return receipt requested, as follows:

               Gaylord Entertainment Company
               2802 Opryland Drive
               Nashville, Tennessee 37214
               Attention: Secretary

or to such other address as either, OPUBCO or the Company, as the case may be, may designate by notice in writing to the Voting Trustees; provided however, that any notice receipted for by any executive officer of OPUBCO or the Company, as the case may be, shall be deemed sufficient for the respective corporation.

     11. Section 30. The third and fourth lines of Section 30 shall be deleted and replaced by the following:

     "filed with the Corporation at its principal offices at 9000 North Broadway, Oklahoma City, Oklahoma, and in the Corporation's"

     All terms not defined herein shall have the meaning set forth in the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement, as Voting Trustees and as Stockholders, as of the 23rd day of October, 1991.
                                                  /s/ EDWARD L. GAYLORD
                                                  ------------------------------
                                                  Edward L. Gaylord

                                                  /s/ EDITH GAYLORD HARPER
                                                  ------------------------------
                                                  Edith Gaylord Harper

                                                  /s/ CHRISTINE GAYLORD EVEREST
                                                  ------------------------------
                                                  Christine Gaylord Everest


                                                  /s/ EDWARD K. GAYLORD II
                                                  ------------------------------
                                                  Edward K. Gaylord II

                                                  ------------------------------
                                                  Martin C. Dickinson


                                      - 7 -